                                                                    Exhibit 10.3
                                                                    ------------

                                                                  Execution Copy



                       INSURANCE AND INDEMNITY AGREEMENT


                          AMBAC ASSURANCE CORPORATION,
                                  as Insurer,

                             IKON RECEIVABLES, LLC,
                                   as Issuer,

                            IKON RECEIVABLES-I, LLC,
                                   as Seller,

                               IOS CAPITAL, INC.,
                         as Originator and as Servicer,

                                      and

                         HARRIS TRUST AND SAVINGS BANK,
                              as Indenture Trustee

                    IKON RECEIVABLES, LLC LEASE-BACKED NOTES

                          Dated as of October 7, 1999

                                TABLE OF CONTENTS

     (This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)



                                                                            Page
                                                                            ----

ARTICLE I                                                                    1
DEFINITIONS                                                                  1
 Section 1.01. Defined Terms                                                 1
 Section 1.02. Other Definitional Provisions.                                4
ARTICLE II                                                                   5
REPRESENTATIONS, WARRANTIES AND COVENANTS                                    5
 Section 2.01. Representations and Warranties of IOS Capital                 5
 Section 2.02. Affirmative Covenants of IOS Capital                          6
 Section 2.03. Negative Covenants of IOS Capital                             7
 Section 2.04. Representations and Warranties of the Insurer                 8
 Section 2.05. Representations and Warranties and Covenants of the Seller   10
 Section 2.06. Representations and Warranties of the Issuer                 10
 Section 2.07. Affirmative Covenants of the Issuer                          13
 Section 2.08. Negative Covenants of the Issuer                             15
ARTICLE III                                                                 16
THE POLICIES; REIMBURSEMENT                                                 16
 Section 3.01. Issuance of the Policies                                     16
 Section 3.02. Payment of Fees and Premium                                  18
 Section 3.03. Reimbursement Obligation                                     19
 Section 3.04. Indemnification                                              20
 Section 3.05. Payment Procedure                                            22
ARTICLE IV                                                                  23
FURTHER AGREEMENTS                                                          23
 Section 4.01. Effective Date; Term of the Insurance Agreement              23
 Section 4.02. Further Assurances and Corrective Instruments                23
 Section 4.03. Obligations Absolute                                         24
 Section 4.04. Assignments; Reinsurance; Third-Party Rights                 26
 Section 4.05. Liability of the Insurer                                     27
 Section 4.06. Annual Servicing Audit and Certification                     27
ARTICLE V                                                                   27
DEFAULTS AND REMEDIES                                                       27
 Section 5.01. Defaults                                                     27
 Section 5.02.Remedies; No Remedy Exclusive                                 28
 Section 5.03. Waivers                                                      29
ARTICLE VI                                                                  30
MISCELLANEOUS                                                               30
 Section 6.01. Amendments, Etc                                              30
 Section 6.02. Notices                                                      30
 Section 6.03. Severability                                                 32
 Section 6.04. Governing Law                                                32
 Section 6.05. Consent to Jurisdiction                                      32
 Section 6.06. Consent of the Insurer                                       33
 Section 6.07. Counterparts                                                 33
 Section 6.08. Headings                                                     33

 Section 6.09. Trial by Jury Waived                                         34
 Section 6.10. Limited Liability                                            34
 Section 6.11. Entire Agreement                                             34
 Section 6.12. Indenture Trustee                                            34

    INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of October 7, 1999, by and among IOS Capital, Inc., as Originator and as Servicer, Ambac Assurance Corporation, as Insurer, IKON Receivables, LLC, as Issuer, IKON Receivables-I, LLC, as Seller, and Harris Trust and Savings Bank, as Indenture Trustee.

                             PRELIMINARY STATEMENTS

    A. The Indenture, dated as of October 1, 1999, relating to the IKON Receivables, LLC Lease-Backed Notes, Series 1999-2, by and among the Issuer, the Servicer and the Indenture Trustee (as it may be amended, modified or supplemented from time to time as set forth therein) provides for, among other things, the issuance of the Notes.

    B. The Insurer has issued the Policy, pursuant to which it has agreed to pay to the Indenture Trustee for the benefit of the Holders certain payments in respect of the Notes.

    C.   The Insurer shall be paid a Premium as set forth herein.

    D. IOS Capital, Inc., the Issuer, the Seller and the Indenture Trustee have undertaken certain obligations in consideration for the Insurer's issuance of its Policy.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

    Section 1.01. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture or, if not defined therein, in the Policy described below. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

    "Closing Date" means October 7, 1999.

    "Commission" means the Securities and Exchange Commission.

    "Company Documents" means the Indenture, this Insurance Agreement, the Notes, the Swap Documents and the Assignment and Servicing Agreement.

    "Counterparty" means Lehman Brothers Financial Products Inc., a Delaware corporation, or its permitted successors or assigns under the Swap Documents.

    "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Servicing Termination.

    "Documents" means the Company Documents and any other information relating to the Asset Pool, IOS Capital, the Seller or the Issuer furnished to the Insurer by IOS Capital, the Seller or the Issuer.

    "Event of Servicing Termination" means any Event of Servicing Termination specified in Section 5.01 of this Insurance Agreement.

    "Financial Statements" means, with respect to IOS Capital, the consolidated statements of financial condition as of September 30, 1998 and the statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1998 and the notes thereto.

    "Holder" has the meaning given such term in the Policy.

    "Indemnification Agreement" means the Indemnification Agreement dated as of October 7, 1999 among the Insurer and the Underwriters.

    "Indenture Trustee" means Harris Trust and Savings Bank, as indenture trustee under the Indenture, and any successor thereto under the Indenture.

    "Insurance Agreement" has the meaning given such term in the initial paragraph hereof.

    "Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

    "Insurer Information" has the meaning given such term in Section 3.04(a)(v).

    "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "IOS Capital" means IOS Capital, Inc., and any successors thereto, as the Originator and the Servicer.

    "Issuer" means IKON Receivables, LLC, a Delaware limited liability company, or any successor thereto as provided for in the Indenture.

    "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and
(ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

    "Material Adverse Change" means, in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries or
(ii) the ability of such Person to perform its obligations under any of the Company Documents.

    "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

    "Notes" has the meaning given such term in the Indenture.

    "Offering Document" means the Prospectus dated May 7, 1999, the Preliminary Prospectus Supplement dated September 24, 1999, and the Prospectus Supplement dated September 30, 1999, each in respect of the Notes, and any amendment or supplement thereto, and any other offering document in respect of the Notes prepared by IOS Capital that makes reference to the Policy.

    "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

    "Policy" means each of the following: (a) the certificate guaranty insurance policy, #AB0306BE, together with all endorsements thereto, issued by the Insurer to the Indenture Trustee, for the benefit of the Holders of the Notes (the "Note Policy") and (b) the financial guaranty insurance policy, SF0276BE, issued by the Insurer to the Counterparty (the "Swap Policy"). "Policies" means both of the Note Policy and the Swap Policy.

    "Premium" means the premium payable in accordance with the Policy, with respect to any Payment Date, the amount calculated by multiplying the Premium Percentage by the Outstanding Principal Amount of the Notes on such Payment Date prior to the distribution of any principal with respect to the Notes on such Payment Date. All calculations of the Premium shall be based upon twelve 30-day months and a 360-day year.

    "Premium Percentage" shall mean 0.18% per annum.

    "Registration Statement" means the registration statement on Form S-3 (No. 333-71073), including the prospectus, relating to the Notes, at the time it became effective.

    "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

    "Transaction" means the transactions contemplated by the Company Documents, including the transactions described in the Offering Document.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "Underwriters" means, collectively, Lehman Brothers Inc., Chase Securities Inc., Deutsche Banc Alex. Brown and PNC Capital Markets, Inc.

    "Underwriting Agreement" means the Underwriting Agreement dated September 30, 1999 between Lehman Brothers Inc., as representative of the several Underwriters named in Schedule 1 to the Underwriting Agreement, and IOS Capital with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.

    "Underwriters' Information" has the meaning given such term in the Indemnification Agreement.

    Section 1.02. Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01. Representations and Warranties of IOS Capital. IOS Capital hereby makes to and for the benefit of the Insurer each of the representations and warranties made by IOS Capital in the Indenture and the Assignment and Servicing Agreement, including, but not limited to, Section 2 of the Assignment and Servicing Agreement. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, IOS Capital represents and warrants as of the Closing Date as follows:

          (a) Due Authorization. The execution, delivery and performance by IOS Capital of the Company Documents to which it is a party, have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the stockholders of IOS Capital, which have not previously been obtained or given.

          (b) Noncontravention. The execution and delivery by IOS Capital of the Company Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Company Documents do not and will not:

                    (i) conflict with or result in any breach or violation of any provision of the charter or bylaws of IOS Capital or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to IOS Capital or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over IOS Capital;

                    (ii) constitute a default by IOS Capital under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which IOS Capital is a party or by which any of its properties are or may be bound or affected; or

                    (iii) result in or require the creation of any lien upon or in respect of any assets of IOS Capital, except as expressly contemplated by the Company Documents.

          (c) Valid and Binding Obligations. When executed and delivered by IOS Capital, the Company Documents to which IOS Capital is a party will constitute the legal, valid and binding obligations of IOS Capital enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. IOS Capital will not at any time in the future deny that the Company Documents constitute the legal, valid and binding obligations of IOS Capital.

          (d) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. The Indenture is required to be qualified and has been qualified under the Trust Indenture Act and the Issuer is not required to be registered as an "investment company" under the Investment Company Act. IOS Capital will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Issuer or the Seller are subject.

     Section 2.02. Affirmative Covenants of IOS Capital. IOS Capital hereby makes, to and for the benefit of the Insurer, all of the covenants made by IOS Capital as Originator and Servicer in the Indenture and the Assignment and Servicing Agreement, including, but not limited to, Sections 4, 5, 6, 7 and 8 of the Assignment and Servicing Agreement (but with respect to such covenants made by IOS Capital as Servicer, only for so long as IOS Capital is the Servicer). Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, IOS Capital hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. IOS Capital shall comply with the terms and conditions of and perform its obligations under the Company Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to it.

          (b) Access to Records; Discussions with Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, IOS Capital shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

                    (i) to inspect the books and records of IOS Capital as they may relate to the Notes, the obligations of IOS Capital under the Company Documents and the Transaction;

                    (ii) to discuss the affairs, finances and accounts of IOS Capital with the Chief Operating Officer and the Chief Financial Officer of IOS Capital; and

                    (iii) with IOS Capital's consent, which consent shall not be unreasonably withheld or delayed, to discuss the affairs, finances and accounts of IOS Capital with IOS Capital's independent accountants, provided that an officer of IOS Capital shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours at the Insurer's expense and shall not unreasonably disrupt the business of IOS Capital.

          (c) Retirement of Notes. IOS Capital shall instruct the Indenture Trustee in writing, upon a retirement or other payment of all of the Notes, to surrender the Policy to the Insurer for cancellation.

          (d) Disclosure Document. Each Offering Document delivered with respect to the Notes shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

          (e) Third-Party Beneficiary. IOS Capital agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture, and the Assignment and Servicing Agreement.

          (f) Closing Documents. IOS Capital shall provide or cause to be provided to the Insurer an executed original copy of each document executed in connection with the Transaction within 30 Business Days after the date of closing.

     Section 2.03. Negative Covenants of IOS Capital. IOS Capital hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. IOS Capital shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to IOS Capital, or may not interfere with the enforcement of any rights of the Insurer under or with respect to any of the Company Documents. IOS Capital shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. IOS

     Capital shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (b) Amendments, Etc. IOS Capital shall not modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Company Documents to which it is a party without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Document required by law and excluding any modifications or amendments to which, pursuant to the terms of the Company Documents, Insurer's consent is not required.

          (c) Successors. Except as provided in Section 10.02 of the Assignment and Servicing Agreement or Section 8.08 of the Indenture, as applicable, neither the Indenture Trustee nor IOS Capital shall terminate or designate, or consent to the termination or designation of, any successor Servicer or Indenture Trustee without the prior written approval of the Insurer, which approval shall not be unreasonably withheld, conditioned or delayed.

     Section 2.04. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Indenture Trustee (on behalf of the Noteholders), the Issuer and IOS Capital as follows:

          (a) Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin stock insurance company duly qualified to conduct an insurance business in the State of Illinois.

          (b) Corporate Power. The Insurer has the corporate power and authority to issue each Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. All proceedings legally required for the issuance of the Policies and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policies have been obtained; any proceeding not taken and any license, authorization or approvals not obtained are not material to the enforceability of the Policies.

          (d) Enforceability. Each Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

          (e) Financial Information. The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1998 and 1997, and for the three years ended December 31, 1998, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999, Commission File Number 1-10777), and the unaudited consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1999 and for the periods ending June 30, 1999 and June 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the Commission on August 13,
     1999), are hereby incorporated by reference into the Prospectus Supplement dated September 30, 1999 relating to the Notes and shall be deemed to be a part hereof. Since June 30, 1999, there has been no Material Adverse Change with respect to the financial condition of the Insurer that would affect its ability to perform its obligations under the Policy.

          (f) Insurer Information. The Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

          (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would result in a Material Adverse Change or would materially and adversely affect its ability to perform its obligations under the Policies or this Insurance Agreement.

          (h) No Conflict. The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing.

          (i) Confidential Information. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall not use or disclose any information provided to the Insurer pursuant to or in connection with this Insurance Agreement or the issuance of the Policies or otherwise related to the Transactions, including any matter of which it becomes aware during the inspections conducted or discussions had pursuant to Section 2.02(b), unless such information is readily available from public sources or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Company Documents; provided, however, that the foregoing shall
                        --------  -------
     not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information provided to the Insurer pursuant to or in connection with this Insurance Agreement or the issuance of the Policies or otherwise related to the Transactions, including any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify IOS Capital of such request(s) so that IOS Capital may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel (which shall be delivered to IOS Capital), compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure of significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose, provided that the Insurer shall promptly notify IOS Capital that the Insurer has been compelled to so disclose and that the Insurer shall use best efforts to provide to IOS Capital prior to disclosure a copy of all information to be so disclosed.

          (j) Rating. The Insurer is not aware of any facts that if disclosed to Moody's or S&P would be reasonably expected to result in a downgrade of the rating of the financial strength of the Insurer by either of such Rating Agencies.

          (k) 1933 Act Registration. Each Policy is exempt from registration under the Act.

     Section 2.05. Representations and Warranties and Covenants of the Seller. The Seller hereby makes to and for the benefit of the Insurer each of the representations and warranties and covenants made by the Seller in the Assignment and Servicing Agreement, including, but not limited to, Section 3 and
Section 9 of the Assignment and Servicing Agreement. Such representations, warranties and covenants are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01.

     Section 2.06. Representations and Warranties of the Issuer. The Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Issuer in the Indenture. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Issuer represents and warrants as of the Closing Date as follows:

          (a) Due Organization and Qualification. The Issuer is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and the United States of America. The Issuer is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Company Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Company Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

          (b) Power and Authority. The Issuer has all necessary limited liability company power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Company Documents and to consummate the Transaction.

          (c) Due Authorization. The execution, delivery and performance of the Company Documents by the Issuer has been duly authorized by all necessary limited liability company action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any beneficial owner of the Trust, which have not previously been obtained or given by the Trust.

          (d) Noncontravention. The execution and delivery by the Issuer of the Company Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Company Documents do not and will not:

                    (i) conflict with or result in any breach or violation of any provision of the Amended and Restated Limited Liability Company Agreement of the Issuer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Issuer;

                    (ii) constitute a default by the Issuer under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer either is a party or by which any of their properties are or may be bound or affected; or

                    (iii) result in or require the creation of any lien upon or in respect of any assets of the Issuer, except as otherwise expressly contemplated by the Company Documents.

          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer, any properties or rights of the Issuer or any of the Asset Pool pending or threatened, which, in any case, if decided adversely to the Issuer could result in a Material Adverse Change with respect to the Issuer.

          (f) Valid and Binding Obligations. The Company Documents, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture.

          (g) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Issuer that, if enforced, could result in a Material Adverse Change with respect to the Issuer.

          (h) Accuracy of Information. None of the Documents, as amended, supplemented or superseded, furnished to the Insurer by the Issuer contains any statement of a material fact which was untrue or misleading in any material respect when made. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Issuer that would render any of the Documents untrue or misleading in any material respect.

          (i) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information or with respect to the Underwriters' Information. Neither the offer nor sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Indenture is required to be qualified under the Trust Indenture Act. The Issuer is not required to be registered as an "investment company" under the Investment Company Act. The Issuer will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it or the Trust are subject.

          (j) Solvency; Fraudulent Conveyance. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business, and the Issuer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Issuer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of their assets. The Issuer is not pledging the Asset Pool under the Indenture with any intent to hinder, delay or defraud any of the Issuer's creditors.

          (k) Principal Place of Business. The principal place of business of the Issuer is 1738 Bass Road, Macon, Georgia 31210.

     Section 2.07. Affirmative Covenants of the Issuer. The Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Issuer set forth in the Indenture, including, but not limited to, Section 9 of the Indenture. Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. The Issuer shall comply with the terms and conditions of and perform its respective obligations under the Company Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to it.

          (b) Existence. The Issuer and its successors and permitted assigns shall maintain its existence as a limited liability company and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in subsections 2.06(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Amended and Restated Limited Liability Company Agreement.

          (c) Access to Records; Discussions with Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Issuer shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

                    (i) to inspect the books and records of the Issuer as they may relate to the Notes, the obligations of the Issuer under the Company Documents and the Transaction;

                    (ii) to discuss the affairs, finances and accounts of the Issuer with IOS Capital on behalf of the Issuer; and

                    (iii) with the Issuer's consent, which consent shall not be unreasonably withheld or delayed, to discuss the affairs, finances and accounts of the Issuer with the Issuer's independent accountants, provided that an officer of the Issuer and IOS Capital shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer.

          (d) Notice of Material Events. The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

                    (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer that (A) could reasonably be required to be disclosed to the Commission or (B) would likely result in a Material Adverse Change with respect to the Issuer, or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would likely result in a Material Adverse Change with respect to the Issuer;

                    (ii) any change in the location of the principal office of the Issuer;

                    (iii) the occurrence of any Default or Event of Servicing Termination, or any Material Adverse Change in respect of the Issuer;

                    (iv) the commencement of any proceedings by or against the Issuer under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of their assets; or

                    (v) the receipt of notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Issuer's business are to be, or may be suspended or revoked or (B) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer.

          (e) Financing Statements and Further Assurances. The Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Company Documents. In addition, the Issuer agrees to cooperate with S&P and Moody's in connection with any review of the Transaction, conducted during normal business hours and in a manner that does not unreasonably disrupt the business of IOS Capital, that may be undertaken by S&P and Moody's after the date hereof upon reasonable notice.

          (f) Maintenance of Licenses. The Issuer shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

          (g) Third-Party Beneficiary. The Issuer agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture.

     Section 2.08. Negative Covenants of the Issuer. The Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Issuer or may not interfere with the enforcement of any rights of the Insurer under or with respect to any of the Company Documents. The Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (b) Amendments, Etc. The Issuer shall not modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Company Documents to which it is a party without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Document required by law and excluding any modifications or amendments to which, pursuant to the terms of the Company Documents, Insurer's consent is not required.

          (c) Limitation on Mergers, Etc. The Issuer shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Indenture or as permitted hereby. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (d) Successors. Except as provided in Section 10.02 of the Assignment and Servicing Agreement or Section 8.08 of the Indenture, as applicable, neither the Trustee nor IOS Capital shall terminate or designate, or consent to the termination or designation of, any successor Servicer or Trustee without the prior written approval of the Insurer, which approval shall not be unreasonably withheld, conditioned or delayed.


                                  ARTICLE III

                          THE POLICIES; REIMBURSEMENT

     Section 3.01. Issuance of the Policies. The Insurer agrees to issue each Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

          (a) Payment of Initial Premium and Expenses. The applicable parties shall have been paid by IOS Capital their related fees and expenses payable in accordance with Section 3.02 within 5 Business Days of receipt of the related invoice;

          (b) Company Documents. The Insurer shall have received a copy of each of the Company Documents, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

          (c) Certified Documents and Resolutions. The Insurer shall have received a copy of the charter and bylaws of IOS Capital and the limited liability company agreement and certificate of each of Seller and Issuer, and (ii) a certificate of the Secretary or Assistant Secretary of IOS Capital stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors or a duly authorized committee of IOS Capital, or the Managing Member of the Seller and the Issuer, as the case may be, authorizing the execution, delivery and performance by IOS Capital, the Seller or the Issuer, as the case may be, of the Company Documents to which it is a party and the consummation of the Transaction and that such charter, bylaws, limited liability company agreements, certificates of formation and resolutions are in full force and effect without amendment or modification on the Closing Date;

          (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of each of IOS Capital, the Seller and the Issuer certifying the names and signatures of the officers of such entity authorized to execute and deliver the Company Documents to which it is a party;

          (e) Representations and Warranties; Certificate. The representations and warranties of IOS Capital, the Seller and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer shall have received a certificate of appropriate officers of IOS Capital, the Seller and the Issuer to that effect;

          (f) Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody's, S&P, the Indenture Trustee, IOS Capital, the Issuer, the Seller, or the Underwriters in respect of the Transaction, in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

          (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders of IOS Capital, required in connection with the Transaction;

          (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Company Documents or the consummation of the Transaction;

          (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

          (j) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Notes shall have been satisfied, without taking into account any waiver by any Underwriter of any condition unless such waiver has been approved by the Insurer. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to any Underwriter pursuant to the Underwriting Agreement;

          (k) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Note Policy constitutes a "BBB" risk by S&P and a "Baa2" risk by Moody's and that the Notes, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's (or A-1+ by S&P and P-1 by Moody's in the case of the Class A-1 Notes);

          (l) No Default. No Default or Event of Servicing Termination shall have occurred;

          (m) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions reasonably requested by the Insurer as may be reasonably necessary to effect the Transaction, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Company Documents have been satisfied; and

          (n) Satisfactory Documentation. The Insurer and its counsel shall have determined that all documents, Notes and opinions to be delivered in connection with the Notes and the Swap Documents conform to the terms of the Indenture, the Registration Statement, the Offering Document, the Swap Documents and this Insurance Agreement.

     Section 3.02. Payment of Fees and Premium.

          (a) Legal and Accounting Fees. IOS Capital shall pay or cause to be paid, within 5 Business Days of receipt of the related invoice, reasonable legal fees, auditors' fees in connection with the provision of information or any consent in connection with the Offering Document and disbursements incurred by the Insurer in connection with the issuance of the Policies. Any reasonable additional fees of the Insurer's counsel or auditors payable in respect of any amendment or supplement to the Offering Document incurred after the Closing Date shall be paid by IOS Capital on demand.

          (b) Rating Agency Fees. IOS Capital shall promptly pay the initial fees of S&P and Moody's with respect to the Notes and the transactions contemplated hereby following receipt of a statement with respect thereto. IOS Capital shall pay any subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Notes to the extent that such fees and expenses result from actions of S&P or Moody's that are requested by IOS Capital. The Insurer shall not be responsible for any fees or expenses of S&P or Moody's. The fees for any other rating agency shall be paid by the party requesting such other agency's rating.

          (c)  Premium.

               (i) In consideration of the issuance by the Insurer of the Policies, the Insurer shall be entitled to receive the Premium as and when due in accordance with and from the funds specified by Section
          3.03 of the Indenture.

               (ii) The Premium paid under the Indenture shall be nonrefundable without regard to whether any Notice for Payment is delivered to the Insurer requiring the Insurer to make any payment under either Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity.

     Section 3.03. Reimbursement Obligation.

          (a) As and when due, from, and only from, the funds specified in
     Section 3.03 of the Indenture, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under either Policy, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (b) IOS Capital agrees to pay to the Insurer, within 5 Business Days of receipt of an invoice, as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Company Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Company Documents, any party to any of the Company Documents (in its capacity as such a party) or the Transaction, or (ii) any amendment, waiver or other action with respect to, or related to, any Company Document, whether or not executed or completed.

          (c) IOS Capital agrees to pay to the Insurer, within 5 Business Days of receipt of an invoice, as follows: interest on any and all amounts described in subclause (b) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 (a) from the date due until payment thereof in full and interest on any and all amounts described in Section 3.04 from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate.

     Section 3.04. Indemnification.

          (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, IOS Capital agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Company Documents by reason of:

                    (i) any omission or action (other than of or by the Insurer (including any Insurer Information, as defined below) or the Underwriters) by IOS Capital in connection with the offering, issuance, sale or delivery of any of the Notes prior to the completion of the initial offering and distribution of the Notes;

                    (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of IOS Capital in connection with any Transaction arising from or relating to the Company Documents;

                    (iii) the violation by IOS Capital of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

                    (iv) the breach by IOS Capital of any representation, warranty or covenant under any of the Company Documents or the occurrence, in respect of IOS Capital, under any of the Company Documents of any Event of Servicing Termination or any event which, with the giving of notice or the lapse of time or both, would constitute any Event of Servicing Termination (exclusive of clause (c) of Section 5.01 hereof); or

                    (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the an Offering Document other than the Underwriters' Information and information furnished by the Insurer in writing expressly for use therein (all such information so furnished being referred to herein as "Insurer Information"), it being understood that, in respect of the initial Offering Document, the Insurer Information is limited to the information with respect to the Insurer included under the caption "THE INSURER AND THE POLICY."

          (b) The Insurer agrees to pay, and to protect, indemnify and save harmless, IOS Capital and its respective officers, directors, shareholders, employees, agents and each Person, if any, who controls IOS Capital within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or a breach of any of the representations and warranties of the Insurer contained in Section 2.04.

          (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in Section 3.04(a) or
     (b) may be sought from IOS Capital, on the one hand, or the Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that
                                                      --------  -------
     the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or
     (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

          (d)  To provide for just and equitable contribution if the
     indemnification   provided by the Indemnifying Party is determined to be
     unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth are within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

               No Person guilty of fraudulent misrepresentation (within the meaning of Section (11)f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 3.05. Payment Procedure. In the event of any payment to the Insurer, the Indenture Trustee and IOS Capital agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Indenture on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.


                                   ARTICLE IV

                               FURTHER AGREEMENTS

     Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under either Policy and each Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by IOS Capital and the Issuer hereunder or from any other source hereunder or under the Company Documents and all amounts payable under the Notes have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04
      --------  -------
hereof shall survive any termination of this Insurance Agreement.

     Section 4.02. Further Assurances and Corrective Instruments.

          (a) Except at such times as an Insurer Default (as defined in the Indenture) shall exist or shall have occurred, neither IOS Capital nor the Indenture Trustee shall grant any waiver of rights under any of the Company Documents to which any of them is a party without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

          (b) To the extent permitted by law, IOS Capital agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

          (c) IOS Capital will not cause or permit (i) the Seller to assign or transfer any of its assets to any party, other than the transfers to the Issuer in connection with the

     Transaction, or to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, or (ii) the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Notes, and the Issuer agrees that it will not issue any notes or other evidences of indebtedness, or otherwise incur any indebtedness, other than the indebtedness represented by the Notes, in any such case, without the prior written consent of the Insurer, such consent not to be unreasonably withheld.

     Section 4.03. Obligations Absolute.

          (a) The obligations of IOS Capital, the Seller and the Issuer hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Company Documents or the Notes;

               (ii)  any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that IOS Capital may have at any time against the Insurer or any other Person;

               (iv) any document presented be forged, fraudulent, in connection with invalid or insufficient either Policy proving to in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Insurer under either Policy against presentation of a certificate or other document that does not strictly comply with the terms of such Policy;

               (vi) any failure of IOS Capital to receive the proceeds from the sale of the Notes; and

               (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, IOS Capital in respect of any Company Document.

          (b) IOS Capital, the Seller and the Issuer and any and all others who are now or may become liable for all or any part of the obligations of IOS Capital, the Seller and the Issuer under this Insurance Agreement (including any successor to IOS Capital as Servicer) agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Company Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
     (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Company Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Company Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to IOS Capital; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof, (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (c) Nothing herein shall be construed as prohibiting IOS Capital or the Indenture Trustee from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

     Section 4.04. Assignments; Reinsurance; Third-Party Rights.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of IOS Capital, the Seller or the Issuer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

          (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no
                                                  --------  -------
     such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under either Policy and provided further that any reinsurer or participant will not have any rights against IOS Capital, the Noteholders or the Indenture Trustee and that IOS Capital, the Noteholders and the Indenture Trustee shall have no obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under either Policy.

          (c) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than the Insurer against IOS Capital or IOS Capital against the Insurer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holder shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by IOS Capital pursuant to Sections 3.02 or 3.03 hereof.

     Section 4.05. Liability of the Insurer. Unless the Insurer shall have been grossly negligent or guilty of wrongful misconduct, neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Trust or for any acts or omissions of the Trust in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under either Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

     Section 4.06. Annual Servicing Audit and Certification. The annual servicing audit required pursuant to Section 6.02 of the Servicing Agreement shall be performed by an independent third party acceptable to the Insurer. Any one of the five major nationally recognized firms of independent public accountants is deemed to be acceptable.


                                   ARTICLE V

                             DEFAULTS AND REMEDIES

     Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Servicing Termination hereunder:

          (a) Any representation or warranty made by IOS Capital, the Seller or the Issuer hereunder or under the Company Documents, or in any certificate furnished hereunder or under the Company Documents, shall prove to be untrue or incomplete in any material respect; provided, however, that if
                                                   --------  -------
     IOS Capital, the Seller or the Issuer effectively cures any such defects in any representation or warranty under any Transaction Document or certificate or report furnished under any Company Document, within the time period specified in the related document as the cure period therefor, such defect shall not in and of itself constitute an Event of Servicing Termination;

          (b)  (i) IOS Capital shall fail to pay when due any amount payable by
     IOS   Capital unless such amounts are paid in full within the cure period therefor, respectively, hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or the Indenture is not valid and binding on IOS Capital or the Issuer;

          (c) The occurrence and continuance of a Servicer Event of Default under the Assignment and Servicing Agreement;

          (d) Any failure on the part of IOS Capital, the Seller or the Issuer duly to observe or perform in any material respect any other of the covenants or agreements on the part of IOS Capital, the Seller or the Issuer contained in this Insurance Agreement or in any other Company Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to IOS Capital by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer); provided, further, that if such failure shall be of a
                           --------- -------
     nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Servicing Termination hereunder, if within such 30-day period IOS Capital, the Seller or the Issuer, as the case may be, shall have given written notice to the Insurer and the Indenture Trustee of corrective action it proposes to take, which corrective action is agreed in writing by the Insurer to be satisfactory and IOS Capital, the Seller or the Issuer shall thereafter pursue such corrective action diligently until such default is cured;

          (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against IOS Capital, the Seller or the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

          (f) IOS Capital, the Seller or the Issuer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any involuntary insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to IOS Capital, the Seller or the Issuer or of or relating to all or substantially all of their respective property and if IOS Capital, the Seller or the Issuer shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 Business Days; or

          (g) IOS Capital, the Seller or the Issuer shall admit in writing its inability to pay their debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     Section 5.02. Remedies; No Remedy Exclusive.

          (a) Upon the occurrence of an Event of Servicing Termination, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this

     Insurance Agreement, the Assignment and Servicing Agreement or the Indenture or to enforce performance and observance of any obligation, agreement or covenant of IOS Capital, the Seller or the Issuer under this Insurance Agreement, the Assignment and Servicing Agreement or the Indenture.

          (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Assignment and Servicing Agreement the Indenture or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement, the Assignment and Servicing Agreement or the Indenture upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

     Section 5.03. Waivers.

          (a)  No failure by the Insurer to exercise, and no delay by the
     Insurer in   exercising, any right hereunder shall operate as a waiver
     thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          (b)  The Insurer shall have the right, to be exercised in its complete
     discretion,   to waive any Event of Servicing Termination hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to IOS Capital and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Servicing Termination so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any re-insurer or participant contracted with by the Insurer pursuant to Section 4.04(b) hereof shall be required for any amendment, modification, supplement or termination hereof. IOS Capital agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Indenture Trustee and the rating agencies maintaining a rating on any of the Notes at the request of IOS Capital. The Insurer agrees to provide reasonable notice to the rating agencies maintaining a rating on any of the Notes with respect to any proposed amendment. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

          Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

          (a)  To the Insurer:

               Ambac Assurance Corporation
               One State Street Plaza
               New York, New York 10004

               Attention: Structured Finance Department - ABS
               Telecopy No.: 212-208-3547
               Confirmation: 212-668-0340

               (in each case in which notice or other communication to the Insurer refers to an Event of Servicing Termination, a claim on either Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer and the Trustee and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

          (b)  To IOS Capital:

               IOS Capital, Inc.
               1738 Bass Road
               P.O. Box 9115
               Macon, Georgia 31210

               Attention:  Harry G. Kozee
                           Vice President - Finance,
                           with a copy to the General Counsel
               Facsimile:  (912) 471-2375

               with a copy to:

               IKON Office Solutions, Inc.
               70 Valley Stream Road
               Malvern, PA  19355

               Attention:  General Counsel
               Facsimile:  (610) 408-7264

          (c)  To the Issuer:

               IKON Receivables, LLC
               1738 Bass Road
               P.O. Box 9115
               Macon, Georgia 31210

               Attention:  Robert McLain
               Facsimile:  (912) 471-2375

               with a copy to:

               IKON Office Solutions, Inc.
               70 Valley Stream Road
               Malvern, PA  19355

               Attention:  General Counsel
               Facsimile:  (610) 408-7264

          (d)  To the Seller:

               IKON Receivables-I, LLC
               1738 Bass Road
               P.O. Box 9115
               Macon, Georgia 31210

               Attention:  Robert McLain
               Facsimile:  (912) 471-2375

               with a copy to:

               IKON Office Solutions, Inc.
               70 Valley Stream Road
               Malvern, PA  19355

               Attention:  General Counsel
               Facsimile:  (610) 408-7264

          (e)  To the Indenture Trustee:

               Harris Trust and Savings Bank
               311 West Monroe Street
               12th Floor
               Chicago, Illinois 60606

               Attention:  Indenture Trust Administration
               Facsimile:  (312) 461-3525

     A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

     Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 6.05. Consent to Jurisdiction.

          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of

     New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Company Documents or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Service on IOS Capital may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the Servicer at the related addresses listed in Section 6.02(b) and (c) herein. Such address may be changed by the applicable party or parties, with the prior written consent of the Insurer, by written notice to the other parties hereto.

          (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Company Documents against any other party or its properties in the courts of any jurisdiction.

     Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Company Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

     Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

     Section 6.09. Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Company Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Company Documents to which it is a party by, among other things, this waiver.

     Section 6.10. Limited Liability. No recourse under any Company Document or the Underwriting Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Company Documents or the Underwriting Agreement, the Notes or the Policies, it being expressly agreed and understood that each Company Document or the Underwriting Agreement is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Company Document or the Underwriting Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

     Section 6.11. Entire Agreement. This Insurance Agreement and the Policies set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

     Section 6.12. Indenture Trustee. The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Company Documents to which it is a party thereto.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.


                                                Ambac Assurance Corporation,
                                                 as Insurer


                                                By:   /s/ Barry Schofield
                                                   -----------------------------
                                                Name:     Barry Schofield
                                                     ---------------------------
                                                Title:    Vice President
                                                      --------------------------

                                                IOS Capital, Inc.,
                                                 as Originator and as Servicer

                                                By:  /s/ Jack Quinn
                                                   -----------------------------
                                                Name:   Jack Quinn
                                                     ---------------------------
                                                Title:  Treasurer
                                                      --------------------------

                                           IKON Receivables, LLC,
                                            as Issuer

                                           By:  IKON Receivables Funding, Inc.
                                                By:  /s/ Thomas Sheehan
                                                   -----------------------------
                                                Name:   Thomas Sheehan
                                                     ---------------------------
                                                Title:  Treasurer
                                                      --------------------------

                                           IKON Receivables-I, LLC,

                                           By:  IKON Receivables Funding, Inc.
                                                By:  /s/ Thomas Sheehan
                                                   -----------------------------
                                                Name:   Thomas Sheehan
                                                     ---------------------------
                                                Title:  Treasurer
                                                      --------------------------

                                                Harris Trust and Savings Bank,
                                                not in its individual capacity,
                                                but solely as Indenture Trustee

                                                By:  /s/ Robert D. Foltz
                                                   -----------------------------
                                                Name:   Robert D. Foltz
                                                     ---------------------------
                                                Title:  Vice President
                                                      --------------------------